UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020 (May 27, 2020)

Howard Bancorp, Inc.
(Exact name of registrant as specified in charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Boston Street, Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	HBMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In this Current Report on Form 8-K, references to the “Company” refer to Howard Bancorp, Inc. and references to “we,” “us,” and “our” mean the combined business of the Company and its wholly-owned subsidiary, Howard Bank (the “Bank”).

On February 7, 2020, the Company filed a Current Report on Form 8-K (the “Initial Form 8-K”) reporting the appointment of Robert L. Carpenter, Jr. as our Interim Chief Financial Officer and Principal Accounting Officer, effective February 6, 2020.  On May 27, 2020, the Company’s Board of Directors appointed Mr. Carpenter as our permanent Chief Financial Officer and Principal Accounting Officer, effective May 27, 2020.  Biographical and other information regarding Mr. Carpenter is included in the Initial Form 8-K and is incorporated herein by reference.

In connection with Mr. Carpenter’s appointment as our permanent Chief Financial Officer and Principal Accounting Officer, the Bank entered into an employment agreement with Mr. Carpenter on May 29, 2020, effective on May 27, 2020 (the “Effective Date”).  The employment agreement provides for an initial term expiring on March 30, 2022, which will be renewed for successive one-year terms commencing on March 31, 2022, unless we provide him with written notice of non-renewal at least 60 days before such renewal. Mr. Carpenter’s agreement provides for an initial base salary of $300,000, subject to annual increases as may be determined by the Board of Directors. Mr. Carpenter will also receive a cash payment of $50,000 within 30 days of the Effective Date, and we will grant him $50,000 of restricted common stock units that will vest on the one year anniversary of the grant date.  He is also entitled to participate in our benefits plans, such as dental, vision, profit-sharing and retirement plans, and we will provide him with life insurance equal to $500,000.  We also agreed to reimburse him for certain professional memberships (up to $5,000 annually) and to pay him a car allowance of $750 per month.  He is also entitled to participate in any bonus, incentive and other executive compensation programs as are made available to the Bank’s executive management.

Under Mr. Carpenter’s employment agreement, if (a) he is terminated by us without “Cause,” or (b) he terminates his employment for “Good Reason,” and, in each event, a “Change in Control” has not occurred, he will be entitled to receive a total amount equal to 1/12th of the sum of (i) his average base salary during the current and two prior fiscal years and (ii) his average bonus paid by us during the current and prior two fiscal years, multiplied by the greater of the full calendar months in the remaining term of his agreement or 12, payable over a period equal to the greater of twelve months or the remainder of the term of the employment agreement.  The terms “Cause,” “Good Reason,” and “Change in Control” are each defined in his employment agreement.

If his employment is terminated due to his “Permanent Disability” (as defined in his employment agreement), he will receive a total amount equal to (a) the greater of his target or actual bonus for the year in which his employment terminates, pro-rated for the months elapsed in the annual bonus period at the time his employment terminates, and (b) the sum of 1/12th of his then-current base salary multiplied by the lesser of the remaining term or the date (if any) on which he is scheduled to begin to receive payments under the disability insurance or other program maintained by us, payable over a period equal to the greater of twelve months or the remainder of the term of the employment agreement.  This total amount payable will be increased by the total monthly COBRA premiums for his medical, dental, and vision coverage under our group medical, dental and visions plans, the premium cost for employer-provided disability insurance, and the employer contribution cost of our profit-sharing plans, retirement, and all other benefits, based on his then-current level of benefits, multiplied by the lesser of the remaining term or the date (if any) on which he is scheduled to begin to receive payments under the disability insurance or other program maintained by us, payable over a twelve month period.  In addition, all of his equity will fully vest and his stock options will become immediately exercisable.

Under Mr. Carpenter’s employment agreement, if, within 12 months following a Change in Control (a) he terminates his employment for Good Reason, or (b) we terminate his employment without Cause, then, instead of the severance payments provided for above, he will be entitled to a lump sum payment equal to 1.99 times the sum of (i) his average base salary during the current and two prior fiscal years, and (ii) his average bonus paid by us during the current and prior two fiscal years.  This lump sum payment will be increased by the total monthly COBRA premium amounts for his medical coverage under our group medical plan multiplied by the greater of the number of full calendar months in the remaining term of his employment agreement or 18.  In addition, all of his equity will fully vest and his stock options will become immediately exercisable.

Mr. Carpenter’s employment agreement also contains confidentiality, non-compete and non-solicitation provisions that apply to him during the term of the agreement and, in the event of his termination under specified circumstances, during the period of one year from and after the effective time of such termination.

The foregoing description of Mr. Carpenter’s employment agreement does not purport to be complete and is qualified in its entirety by reference to his employment agreement, which is incorporated herein by reference as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 27, 2020.  At the annual meeting, the stockholders voted on three proposals, as noted below and described in the Company’s 2020 Proxy Statement.  Following is a tabulation of the votes with respect to each proposal.

Proposal 1

To elect four Class III directors to serve for a three-year term expiring at the annual meeting of stockholders in 2023 and until his or her successor is duly elected and qualified.

	Votes Cast
Class III Directors	For	Withheld	Broker Non-Votes
Richard G. Arnold	12,849,398	132,416	3,432,384
James T. Dresher, Jr.	12,834,005	147,809	3,432,384
Mary Ann Scully	12,519,359	462,455	3,432,384
Jack E. Steil	12,585,785	396,029	3,432,384

Proposal 2

To approve, on a non-binding advisory basis, the compensation of our named executive officers.

Votes Cast
For	Against	Abstain	Broker Non-Votes
12,429,191	528,810	23,813	3,432,384

Proposal 3

To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2020.

Votes Cast
For	Against	Abstain	Broker Non-Votes
16,141,404	24,858	247,936	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement entered into between Howard Bank and Robert L. Carpenter, Jr. dated May 29, 2020

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWARD BANCORP, INC.

Dated: June 2, 2020

	By:	/s/ Mary Ann Scully
Name: Mary Ann Scully Title: Chief Executive Officer